Exhibit 99.1

News Release
L.B. Foster Expands Precast Concrete Business with Acquisition of VanHooseCo Precast Operating Assets

Amends Revolving Credit Agreement to Accommodate the Acquisition

PITTSBURGH, PA, August 12, 2022 – L.B. Foster Company (Nasdaq: FSTR “L.B. Foster”), a global solutions provider of products and services for the rail and infrastructure markets, today announced that its wholly-owned subsidiary, CXT Incorporated (“CXT”) (L.B. Foster and CXT are sometimes collectively referred to as the “Company”), has acquired the operating assets of VanHooseCo Precast LLC, a privately-held business headquartered in Loudon, Tennessee specializing in precast concrete walls, water management products, and traditional precast products for the industrial, commercial and residential infrastructure markets (“VanHooseCo”). VanHooseCo’s ~100 employees will be retained by CXT at VanHooseCo’s existing manufacturing site in Loudon, near Knoxville, and a new facility being commissioned in Lebanon, TN near Nashville. Revenues for VanHooseCo’s most recently completed fiscal year ended December 31, 2021 totaled ~$28 million, with net income of $1.4 million and adjusted EBITDA of ~$7.2 million (see Non-GAAP Disclosures section of this release).

Under the terms of the definitive Asset Purchase Agreement between CXT and VanHooseCo, the Company paid $50.5 million for the business, subject to holdbacks for customary indemnification and retention obligations and a post-closing working capital adjustment (the “Transaction”). In connection with the Transaction, the Company also entered into a license agreement for the ENVIROCAST® pre-insulated concrete walls and ENVIROKEEPER® water retention and management product lines. The acquisition expands L.B. Foster’s addressable market to include commercial and residential developers, as well as state and local agencies in Tennessee and surrounding states and provides a platform for further investment and organic growth in the expanding precast concrete infrastructure market.

John Kasel, L.B. Foster’s President and Chief Executive Officer, commented, “We are excited to take another important step in our transformation journey by joining VanHooseCo with our market leading CXT® Precast Concrete business, establishing a robust platform for future investment and growth. During the diligence process, we were inspired by the entrepreneurial spirit of the VanHooseCo team. Our transaction team, led by Bill Treacy, our Chief Growth Officer, identified significant synergies that are expected to make the combined business a force in the growing precast concrete infrastructure market for years to come. Along with our recently announced Rail Technologies acquisitions in the UK, these investments demonstrate commitment to our strategy to transform L.B. Foster into a technology-focused, high-growth infrastructure solutions provider.”

Jeff VanHoose, Chief Executive Officer and owner, and Don Atkins, President, of VanHooseCo, both of whom will remain with the business, also commented, “Joining forces with L.B. Foster should help us unlock the opportunities we see expanding in our core markets and provides access to capital and resources to help accelerate our growth. Our business has been growing since the beginning of the year and joining the L.B. Foster family is well-timed as we bring our Lebanon facility online and look to further expand our market reach. Since 1998, our team has built a strong business here in Tennessee and we will benefit from being part of a well-respected company with 120 years of excellence.”

In connection with the Transaction, L.B. Foster also announced that it has amended its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) to obtain approval for the VanHooseCo acquisition and temporarily modify certain financial covenants to accommodate the Transaction. The Credit Agreement was also modified to allow for the conversion from LIBOR-based to SOFR-based borrowings.

L.B. Foster employs approximately 1,300 worldwide. For information on both companies, visit www.lbfoster.com and www.vanhooseco.com.

Investor Update Conference Call
L.B. Foster Company will conduct a conference call and webcast to review the Transaction and Credit Agreement Amendment on Monday, August 15, 2022, at 11:00 AM ET. The call will be hosted by Mr. John Kasel, President and Chief Executive Officer. Listen via audio and access the slide presentation on the L.B. Foster website: www.lbfoster.com, under the Investor Relations page. A conference call replay will be available through August 22, 2022, via webcast through L.B. Foster’s Investor Relations page of the Company’s website.

Those interested in participating in the question-and-answer session may register for the call at https://register.vevent.com/register/BI710c0fec2f4542229f9bf8c53c328df0 to receive the dial-in numbers and unique PIN to access the call. The registration link will also be available on the Company’s Investor Relations page of its website.

About L.B. Foster Company
Founded in 1902, L.B. Foster Company is a global solutions provider of engineered, manufactured products and services that builds and supports infrastructure. The Company’s innovative engineering and product development solutions address the safety, reliability, and performance needs of its customer's most challenging requirements. The Company maintains locations in North America, South America, Europe, and Asia. For more information, please visit www.lbfoster.com.

Forward-Looking Statements
This release may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this earnings release are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the COVID-19 pandemic, and any future global health crises, and the related social, regulatory, and economic impacts and the response thereto by the Company, our employees, our customers, and national, state, or local governments; volatility in the prices of oil and natural gas and the related impact on the midstream energy markets, which could result in cost mitigation actions, including shutdowns or furlough periods; a continuation or worsening of the adverse economic conditions in the markets we serve, including possible recession in the markets we serve, whether as a result of the current COVID-19 pandemic, including its impact on labor markets, supply chains, and other inflationary costs, travel and demand for oil and gas, the continued deterioration in the prices for oil and gas, governmental travel restrictions, project delays, and budget shortfalls, or otherwise; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a continuing decrease in freight or transit rail traffic, including as a result of the ongoing COVID-19 pandemic; environmental matters, including any costs associated with any remediation and monitoring of such matters; the risk of doing business in international markets, including compliance with anti-corruption and bribery laws, foreign currency fluctuations and inflation, and trade restrictions or embargoes; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses or to divest businesses, such as the recent disposition of our Canadian track components business and acquisitions of the Skratch Enterprises Ltd. and Intelligent Video Ltd. businesses and to realize anticipated benefits; costs of and impacts associated with shareholder activism; continued customer restrictions regarding the on-site presence of third party providers due to the COVID-19 pandemic; the timeliness and availability of materials from our major suppliers, including any continuation or worsening of the disruptions in the supply chain experienced as a result of the COVID-19 pandemic, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; cyber-security risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation; the continuing effectiveness of our ongoing implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, and reforms regarding the use of LIBOR as a benchmark for establishing applicable interest rates; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact taxes; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; geopolitical conditions, including the conflict in Ukraine; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation and the outcome of litigation and product warranty claims. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, or as updated and/or amended by our other current or periodic filings with the Securities and Exchange Commission.

The forward-looking statements in this release are made as of the date of this release and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by the federal securities laws.
Investor Relations:
Stephanie Listwak
(412) 928-3417
investors@lbfoster.com
L.B. Foster Company
415 Holiday Drive
Suite 100
Pittsburgh, PA 15220

Non-GAAP Disclosures
(Unaudited)

This announcement discloses earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted EBITDA for VanHooseCo. The Company believes that EBITDA is useful to investors as a supplemental way to evaluate ongoing operations since EBITDA may enhance investors’ ability to compare historical periods as it adjusts for the impact of financing methods, tax law and strategy changes, and depreciation and amortization. In addition, EBITDA is a financial measure that management and the Company’s Board of Directors use in their financial and operational decision-making and in the determination of certain compensation programs. Adjusted EBITDA adjusts for certain charges to EBITDA from continuing operations that the Company believes are unusual and non-recurring.

Non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of EBITDA and adjusted EBITDA are presented below (in thousands):

Twelve Months Ended December 31,
VanHooseCo Affiliated Entities	2021

Adjusted EBITDA Reconciliation
Net income, as reported	$1,354
Interest expense - net	957
Depreciation expense	1,867
Amortization expense	66
Total EBITDA	$4,244
Non-recurring compensation	2,938
Adjusted EBITDA	$7,182